UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 20, 2014 (November 18, 2014)

CITY MEDIA, INC.
(Exact name of registrant as specified in its charter)

UTAH
(State or other jurisdiction of incorporation)

000-54754
(Commission File No.)

5635 N. Scottsdale Road
Scottsdale, Arizona 85250
(Address of principal executive offices and Zip Code)

4685 S. Highland Drive, Suite 202
Salt Lake City, UT   84117
(Former Address of principal executive offices and Zip Code if change since last report)

(480) 725-9060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2014, we entered into an agreement to sell 3,003,600 shares of our common stock to Weed Growth Fund, Inc., a Nevada corporation (PINK: WEDG) hereinafter "WGF"), in consideration of $100,000.00.  The $100,000 was then used by us to pay off existing debts.  Further, WGF is subject to the terms of a lock-up agreement, see Exhibit 10.2 at Item 9.01 – Financial Statements and Exhibits.

ITEM 1.02                          TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On November 18, 2014, we completed the performance of the material agreement we entered into on November 18, 2014 to sell 3,003,600 shares of our common stock to Weed Growth Fund, Inc., a Nevada corporation, in consideration of $100,000.00.  Further, $89,150 of these proceeds was used utilized to extinguish all related party notes payable and accrued interest on such notes with the remaining funds to satisfy remaining outstanding debts.

ITEM 3.02                          UNREGISTERED SALE OF EQUITY SECURITIES

On November 18, 2014, we issued 3,003,600 shares of our common stock to Weed Growth Fund, Inc., a Nevada corporation, in consideration of $100,000.00.  Further, $89,150 of these proceeds was used utilized to extinguish all related party notes payable and accrued interest on such notes with the remaining funds to satisfy remaining outstanding debts.  The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act in that the transaction did not involve any public offering; the recipient received the same information that could be found in Part I of a Form S-1 registration statement, and the recipient is a sophisticated investor as that term is defined in releases issued by the Securities and Exchange Commission.

ITEM 5.01                          CHANGES IN CONTROL OF THE REGISTRANT

On November 18, 2014, we issued 3,003,600 shares of our common stock to Weed Growth Fund, Inc., a Nevada corporation, in consideration of $100,000.00.  Further, $89,150 of these proceeds was used utilized to extinguish all related party notes payable and accrued interest on such notes with the remaining funds to satisfy remaining outstanding debts.  At the same time Jennifer Aguirre, Calvin Jones, Travis Jenson, Kelly Trimble and Thomas Howells transferred 7,509,000 restricted shares of common stock to Weed Greed Growth Fund, Inc. in consideration of $250,000.00:

Immediately prior to the foregoing, the following persons were officers, directors, and owners of 5% or more of our common:

Thomas Howells	1,423,750 shares	15.88%
Kelly Trimble	2,771,875 shares	30.91%
Travis Jenson	1,418,750 shares	15.82%
Calvin Jones	1,640,625 shares	18.29%
Jennifer Aguirre	1,000,000 shares	11.15%

Immediately after the foregoing transaction the following reflects the ownership of our common stock by officers, directors and owners of 5% or more of our common stock:

Thomas Howells	175,000 shares	1.46%
Kelly Trimble	275,000 shares	2.29%
Eric Miller	0 shares	0.00%
Jon McGee	0 shares	0.00%
Weed Growth Fund, Inc. (1)	10,512,600 shares	87.81%

(1)	Eric Miller is the president and a member of the board of directors of Weed Growth Fund, Inc.

The source of the funds was from Weed Growth Fund, Inc.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS

On November 17, 2014, Eric Miller was appointed to our board of directors and on November 18, 2014, Mr.  Miller was appointed president and chief executive officer.  Eric is currently has been president and a member of the board of directors of Weed Growth Fund, Inc., since September 15, 2014.  Weed Growth Fund, Inc. is a Nevada corporation and files reports with the Securities and Exchange Commission.  Mr. Miller is an experienced businessman and securities professional with significant experience with public companies. Mr. Miller began his career in the brokerage industry in 1988 as a stockbroker. Eric founded Fair Market Value where he successfully took several companies public. Mr. Miller served as Vice President of Millionaire Magazine, in publication since 1967. Thereafter, Miller founded EJM Advisors where he helped public and private companies build brand recognition while maximizing online advertising revenue for some of the largest online streaming companies in America. Since 2011, Mr. Miller has served as Senior Representative of Institutional Sales for a large brokerage firm.

On November 17, 2014, Jon McGee was appointed to our board of directors and November 18, 2014, Mr. McGee was appointed our treasurer and chief financial officer. Mr. McGee is a corporate attorney and certified public accountant with a wide range of business experience, including accounting, operations, corporate law, real estate and construction. Mr. McGee has acquired his diverse skill set through small to mid-size private businesses, a Fortune 500 company and in private practice. Mr. McGee is authorized to practice law in Arizona, California and Nevada.

Messrs. Miller and McGee where appointed to the board of directors because of their experience in managing public companies.

Currently, neither Mr. Miller nor McGee have not been assigned to any committees.    Further, there currently are no material plans or arrangements, whether or not written, to which Messrs. Miller and McGee are parties.

On November 18, 2014, Travis Jenson resigned from our board of directors.  Mr. Jenson did not have any disagreements with us on any matter relating to our operations, policies, or practices.

On November 18, 2014, Thomas Howells resigned as an officer of the Company.  Mr. Howells did not have any disagreements with us on any matter relating to our operations, policies, or practices.

On November 18, 2014, Kelly Trimble resigned as an officer of the Company.  Mr. Trimble did not have any disagreements with us on any matter relating to our operations, policies, or practices.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Stock Purchase Agreement – Filed as Exhibit 10 to Form 10-K filed with the SEC on 11-18-2014.
10.2	Lock Up Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of November, 2014.

CITY MEDIA, INC.

BY:	ERIC MILLER
Eric Miller, President